Exhibit 21

LIST OF SUBSIDIARIES OF MASTERCARD INCORPORATED

(as of December 31, 2011)

Name                                    Jurisdiction

A.C.K. Limited                                United Kingdom
Auxinet Investments Limited                        United Kingdom
Access Prepaid Australia Pty Ltd                    Australia
Access Prepaid Worldwide Ltd.                        United Kingdom
Bright Skies LLC                                Delaware
Access Prepaid Japan KK                        Japan
Card Services Korea Ltd.                        South Korea
Access Prepaid New Zealand Limited                    New Zealand
Access Prepaid USA, Inc.                        Delaware
Access Prepaid Canada Limited                        Canada
Cash Passport Singapore Pte. Ltd.                    Singapore
Clear Skies LLC                                Delaware
CSC24 Seven Ltd.                            Cyprus
Datacash Group Limited                            United Kingdom
Datacash Services Ltd.                            United Kingdom
Datacash Services (Pty) Ltd.                        South Africa
Datacash Ltd.                                United Kingdom
Datacash Fraud Services Limited                    United Kingdom
Early Warning (UK) Limited                        United Kingdom
Eurocard U.S.A., Inc.                            New Jersey
EuroCommerce Call Centre Solutions Limited                Ireland
EuroCommerce Internet Solutions Limited                Ireland
EuroCommerce Singapore Pte. Ltd.                    Singapore
European Payment Systems Services Sprl                Belgium
ExperCash GmbH                            Germany
Gatekeeper Services Limited                        United Kingdom
In3M Limited                                 United Kingdom
Iridium Corporation Limited                        United Kingdom
Maestro Asia/Pacific Ltd.                        Delaware
Maestro Canada, Inc.                            Delaware
Maestro International Incorporated                    Delaware
Maestro Latin America, Inc.                        Delaware
Maestro Middle East/Africa, Inc.                        Delaware
Maestro U.S.A., Inc.                            Delaware
MasterCard Advisors Hong Kong, Ltd.                    Hong Kong
MasterCard Advisors, LLC                        Delaware
MasterCard Advisors, LLC APMEA                    Delaware
MasterCard Advisors, LLC Canada                    Delaware
MasterCard Advisors, LLC Europe                    Delaware
MasterCard Advisors, LLC LAC                        Delaware
MasterCard Africa, Inc.                            Delaware
MasterCard Asia/Pacific (Australia) Pty. Ltd.                Australia
MasterCard Asia/Pacific (Hong Kong) Limited                Hong Kong
MasterCard Asia/Pacific Pte. Ltd.                    Singapore
MasterCard Australia Holding Pty Ltd                    Australia
MasterCard Brasil S/C Ltda.                        Brazil
MasterCard Brasil Soluções de Pagamento Ltda.            Brazil
MasterCard Canada, Inc.                            Delaware
MasterCard Cardholder Solutions, Inc.                    Delaware
MasterCard China Holdings LLC                    Delaware

MasterCard Chip Standards Holdings, Inc.                Delaware
MasterCard Colombia, Inc.                        Delaware
MasterCard Cono Sur S.R.L.                        Argentina
MasterCard Costa Rica S.R.L.                        Costa Rica
MasterCard East Africa Limited                        Africa
MasterCard Ecuador, Inc.                        Delaware
MasterCard EMEA, Inc.                            Delaware
MasterCard/Europay U.K. Limited                    United Kingdom
MasterCard Europe Sprl                            Belgium
MasterCard European Holding Inc.                    Delaware
MasterCard European Maatschap                    Belgium
MasterCard European Share Holding B.V.                Belgium
MasterCard Financing Solutions LLC                    Delaware
MasterCard Foreign Sales Corporation                    Barbados
MasterCard France SAS                            France
MasterCard Global Holding LLC                        Delaware
MasterCard Global Key Centre Limited                    United Kingdom
MasterCard Global Promotions & Sponsorships Annex, Inc.        Delaware
MasterCard GTS Holdings Private Limited                Mauritius
MasterCard International Far East Ltd.                    Delaware
MasterCard International Global Maatschap                Belgium
MasterCard International Holding LLC                    Delaware
MasterCard International Incorporated                    Delaware
MasterCard International Incorporated Chile Limitada            Chile
MasterCard International Korea Ltd.                    Korea, Republic of
MasterCard International Philippines, Inc.                Delaware
MasterCard International Services, Inc.                    Delaware
MasterCard Investment Holdings, Inc.                    Delaware
MasterCard Ireland Limited                        Ireland
MasterCard Japan K.K.                            Japan
MasterCard Jupiter Investments Sprl                    Belgium
MasterCard Latin America Holdings, Inc.                Delaware
MasterCard Mercosur, Inc.                        Delaware
MasterCard Mexico, S. de R.L. de C. V.                    Mexico
MasterCard Middle East, Inc.                        Delaware
MasterCard Middle East Africa FZ-LLC                    United Arab Emirates
MasterCard Netherlands B.V.                        Netherlands
MasterCard New Zealand Limited                    New Zealand
MasterCard OOO                            Russia
MasterCard Originator SPC, Inc.                        Delaware
MasterCard Panama, S.R.L.                        Panama
MasterCard Peru, Inc.                            Delaware
MasterCard Puerto Rico, LLC                        Puerto Rico
MasterCard Services Limited                        United Kingdom
MasterCard Services SPC, Inc.                        Delaware
MasterCard Shanghai Business Consulting Co. Ltd.            China
MasterCard Singapore Holding Pte. Ltd.                    Singapore
MasterCard Southern Africa(Pty) Ltd.                    South Africa
MasterCard Technologies, LLC                        Delaware
MasterCard Travelers Cheque, Inc.                    Delaware
MasterCard UK Financing LLC                        Delaware
MasterCard UK Holdings LLC                        Delaware
MasterCard UK Inc Pension Trustees Limited                England
MasterCard UK LLP                            England
MasterCard UK Management LLC                    Delaware
MasterCard UK Management Services Limited                England
MasterCard UK Partners LP                        England
MasterCard UK, Inc.                            Delaware
MasterCard Uruguay Limitada                        Uruguay

MasterCard Venezuela, Inc.                        Delaware
MasterCard West Africa Limited                        Nigeria
MasterManager LLC                            Delaware
MC Beneficiary Trust                            New York
MC Indonesia, Inc.                            Delaware
MGTS Software Private Ltd.                        Mauritius
Mobile Financial Services Holding Sprl                    Belgium
Mobile Payment Solutions Pte. Ltd.                    Singapore
Mondex International Americas, Inc.                    New Jersey
Mondex International Limited                        England
MTS Holdings, Inc.                            Delaware
MXI Management Limited                        England
Orbiscom Limited                            Ireland
Orbiscom Inc.                                Delaware
Orbiscom UK Limited                            England
Orbis Patents Limited                            Ireland
Orbiscom Ireland Limited                        Ireland
PT MasterCard Indonesia                        Indonesia
Purchase Street Research, LLC                        Delaware
Smart Voucher Limited                            United Kingdom
SET Secure Electronic Transaction LLC                    Delaware
Strategic Payments Services Pty Limited                Australia
T3M Limited                                United Kingdom
The 3rd Man Group Limited                        United Kingdom
Travelex Brazil Servicos de Cartoes S.A.                Brazil

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